Exhibit 10.2

Kenneth G. Leddon

Leddon & Associates

5329 E. Tisbury Court

Anaheim Hills, CA 92807

Peter Leparulo

Executive Chairman

Novatel Wireless, Inc.

9645 Scranton Road

San Diego, CA 92121

September 4, 2007

Re:	Interim Financial Management Services Agreement

Dear Mr. Leparulo:

This letter of agreement (Agreement) will confirm that Novatel Wireless, Inc. (“Novatel”) has requested that Leddon & Associates (“Leddon”) provide management services as set forth below. This Agreement will describe our services and the terms and conditions under which they will be performed (the “Engagement”).

1.	Description of Services. Leddon is engaged to provide management services and is retained to provide financial consulting services to Novatel. Leddon agrees that Kenneth G. Leddon will be the person designated to perform the services under this agreement.

2.	Duties and Authority. Leddon is hereby retained to provide financial and accounting services in the Novatel accounting department and provide these services in consultation with Novatel. During the term of the Engagement, Leddon is not and shall not be deemed an officer or employee of Novatel but Leddon agrees to abide by the terms and conditions of the Novatel Insider Trading Policy, a copy of which has been provided to Leddon.

3.	Independent Contractor. Novatel acknowledges and agrees that Leddon is an independent contractor of Novatel. It is expressly understood that nothing contained herein nor any of Leddon’s agents, representatives or employees’ actions taken hereunder shall be deemed to constitute an assumption by Leddon of Novatel’s obligations to Novatel’s employees, officers, directors, shareholders and/or creditors and Leddon shall not be entitled to any benefits, compensation or equity provided by Novatel to its’ employees or officers and Novatel shall have no liability for any tax withholdings or payments with respect to the fees and expenses paid to Leddon in connection with the Engagement.

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4.	Term of Agreement. Leddon expects this Engagement to be performed over a period of eight weeks or more. The term of this engagement shall begin on September 10, 2007 and shall continue for eight weeks (the “Initial Term”). Absent any other written agreement of the parties, the engagement shall terminate at the end of the Initial Term; provided however, that the engagement may be extended beyond the Initial Term by the written agreement of the parties. This engagement is subject to continuous review for the modification of priority of tasks, as well as additions or deletions as required and mutually agreed by Novatel and Leddon.

5.	Fees and Expenses. Novatel shall pay Leddon a fixed fee of $30,000 per four week period plus all reasonable out of pocket expenses including travel, communication, meals and living expenses incurred in connection with the Engagement. Leddon will submit invoices semi-monthly for $15,000 for professional fees plus any out-of-pocket expenses for reimbursement, which will be due upon receipt.

6.	Failure to Pay Leddon. Leddon shall not have any obligation, express or implied, to continue to provide services to Novatel in the event that Novatel fails to pay the Fees or Expenses as provided herein and Leddon shall have the right to immediately terminate this Agreement if such payments are not made. If Leddon continues to provide the services following Novatel’s breach of its obligations to pay the Fees or Expenses as provided herein, Leddon shall not be deemed to have agreed to a modification of this Agreement or to have waived any of its rights herein.

7.	Scope of Services. Leddon is hereby retained to provide interim financial consulting services to Novatel and shall report to the Executive Office of Novatel.

8.	Termination of Agreement. Novatel or Leddon may terminate this Agreement effective upon no less than five days’ advance written notice. Upon termination all outstanding fees and reimbursable expenses in accordance with paragraph 4 shall be due and payable immediately. If this engagement is terminated without good cause by Novatel before completion of the Initial Term, then Novatel shall pay Leddon a minimum engagement fee of $60,000 plus engagement expenses incurred by Leddon, less all fees and expenses previously paid by Novatel prior to termination date. Good cause shall mean Leddon’s failure or unreasonable refusal to cooperate with Novatel’s representatives or breach of this Agreement.

9.	Confidentiality. Leddon agrees to treat as confidential (i) all proprietary information of Company submitted to Leddon as confidential; (ii) all proprietary information acquired by Leddon during the course of worked performed, however, Leddon will not be obligated to treat as confidential any information that is generally known, or becomes known, to the public or the industry or known to, or in possession of Leddon prior to its work on this Engagement. The confidentiality obligations of Leddon set forth in this section shall survive the expiration or earlier termination of this agreement

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10.	Warrantees and Indemnification. Leddon does not express or imply any warranties of its work nor predicts results of the Engagement. Leddon shall not be subject to any liability to Novatel or others for any act or omission relating to or arising out of services rendered under this agreement, unless Leddon’s acts or omissions constitute willful malfeasance, bad faith, gross negligence or reckless disregard of obligations of this Agreement.

11.	Expiration of Offer. If this Agreement is not executed within seven days from its issue date, Leddon reserves the right to amend or revoke the terms after such date.

12.	Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be delivered (i) in person with receipt acknowledged, (ii) by facsimile, and that it is confirmed by sending, no later than one (1) business day following such transmission, a copy of such facsimile, by mail, postage prepaid or (iii) by mail, postage prepaid, addressed as follows:

(a) If to Leddon:

Kenneth G. Leddon

Leddon & Associates

5329 E. Tisbury Court

Anaheim Hills, CA 92807

Fax: (714) 921-6537

(b) If to Novatel:

Peter Leparulo

Executive Chairman

Novatel Wireless, Inc.

9645 Scranton Road

San Diego, CA 92121

Fax (858) 812-3402

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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THE ATTACHED EXHIBIT “A” IS HEREBY MADE PART OF THIS AGREEMENT.

If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing below and on the duplicate enclosed. Please return an executed copy to the undersigned.

I look forward to working with you on this important matter.

Yours truly,

/s/ Kenneth G. Leddon
Kenneth G. Leddon
Leddon & Associates

AGREED AND ACCEPTED:

Novatel Wireless, Inc.

By:	/s/ Peter V. Leparulo	Date: September 4, 2007
Name:	Peter V. Leparulo
Title:	Executive Chairman

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EXHIBIT “A”

Scope of Services. The list of services performed and work product to be provided by Leddon to Novatel is as follows:

Kenneth G. Leddon to provide financial consulting services within the Novatel Accounting department

1)	Kenneth G. Leddon to supervise employees and professionals employed by Novatel and organize and coordinate their activities as directed by the Executive Chairman of the Board.

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Kenneth G. Leddon

5329 E. Tisbury Court

Anaheim Hills, CA 92807

November 2, 2007

Extension of Interim Financial Management Services Agreement

Dear Mr. Leddon:

Reference is made to that Interim Financial Management Services Agreement, dated September 4, 2007, by and between Novatel Wireless, Inc. (“Novatel”) and Leddon & Associates (the “Agreement”). The parties to the Agreement desire to extend the term of the Agreement for an additional 4 week period. Accordingly, paragraph 4 of the Agreement is amended to add the following sentence as the new third sentence of such paragraph: “The parties agree that the Engagement shall continue for an additional 4 week period beginning on November 3, 2007 (“Extension Term”).”

Except as specifically amended above the terms and conditions of the Agreement are unchanged.

If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing below and on the duplicate enclosed. Please return an executed copy to the undersigned.

I look forward to working with you on this important matter.

Yours truly,

/s/ Peter V. Leparulo

Peter V. Leparulo

Executive Chairman

Novatel Wireless, Inc.

AGREED AND ACCEPTED:

Leddon & Associates

/s/ Ken Leddon

November 2, 2007

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